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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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United States Lime & Minerals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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United States Lime & Minerals, Inc.
13800 Montfort Drive, Suite 330
Dallas, Texas 75240
April 7, 2006
Dear Shareholders:
     You are cordially invited to attend the 2006 Annual Meeting of Shareholders at 10:00 a.m. on Friday, May 5, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas, 75240. Please refer to the back of this letter for directions. The Meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet the Directors and Officers of the Company.
     Enclosed with this letter is a Notice of the Annual Meeting, Proxy Statement, and Proxy Card. I urge you to complete, sign, date, and mail the enclosed Proxy Card at your earliest convenience. Regardless of the size of your holdings, it is important that your shares be represented. If you attend the Meeting, you may withdraw your Proxy and vote in person. You may also withdraw your Proxy by submitting to the Company, prior to the Annual Meeting, a written notice of revocation.
     I look forward to meeting and speaking with you at the Annual Meeting on May 5, 2006.

Sincerely,

Timothy W. Byrne
President and Chief Executive Officer
Enclosures

United States Lime & Minerals, Inc.
Directions to the 2006 Annual Meeting of Shareholders
Friday, May 5, 2006, at 10:00 a.m.
Crowne Plaza Suites
7800 Alpha Road
Dallas, Texas 75240
Directions from Dallas-Ft. Worth Airport:
•	Take the North exit from the airport

•	East on I-635 (Lyndon B. Johnson Freeway)

•	Exit at Coit Road, turning North (left) onto Coit

•	Turn left at first intersection onto Alpha Road

•	Hotel entrance is on the left before junction with Blossomheath Road
Directions from Downtown Dallas:
•	North on North Central Expressway (U.S. 75)

•	Exit at Coit Road (exit passes over U.S. 75 and joins Coit)

•	Continue North on Coit until you cross over I-635 (Lyndon B. Johnson Freeway)

•	Turn left at first intersection onto Alpha Road

•	Hotel entrance is on the left before junction with Blossomheath Road

UNITED STATES LIME & MINERALS, INC.
13800 Montfort Drive
Suite 330
Dallas, Texas 75240
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 5, 2006
To the Shareholders of
     United States Lime & Minerals, Inc.:
     Notice is hereby given that the 2006 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the “Company”), will be held on Friday, the 5th day of May, 2006, at 10:00 a.m. local time, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240 (the “Annual Meeting”), for the following purposes:
1.	To elect five directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified; and
2.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.
     The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the office of the Company in Dallas, Texas.
     All shareholders are cordially invited to attend the Annual Meeting. Shareholders are urged, whether or not they plan to attend the Annual Meeting, to complete, sign, and date the accompanying Proxy Card and to return it promptly in the postage-paid return envelope provided. A shareholder who has returned a Proxy Card may withdraw the Proxy by sending the Company a written notice of revocation or by attending the Annual Meeting and voting in person.
By Order of the Board of Directors,
Timothy W. Byrne
President and Chief Executive Officer
Dallas, Texas
April 7, 2006

UNITED STATES LIME & MINERALS, INC.
13800 Montfort Drive
Suite 330
Dallas, Texas 75240
PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 5, 2006
INTRODUCTION
     The accompanying form of proxy (the “Proxy Card”), mailed together with this proxy statement (the “Proxy Statement”), is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the “Company”), for use at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying Notice. The approximate date on which this Proxy Statement and the Proxy Card were first sent to shareholders of the Company is April 7, 2006.
     Shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), represented by valid Proxy Cards, duly signed, dated, and returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:
FOR the election of the five nominees named in the Proxy Card to the Board of Directors of the Company.
     If any other matter is properly brought before the Annual Meeting for action at the Meeting, which is not currently anticipated, the persons designated to serve as proxies will vote on such matters in accordance with their best judgment.
     Any shareholder of the Company returning a Proxy Card has a right to withdraw the Proxy at any time before it is exercised by attending the Annual Meeting and voting in person or by giving written notice of such revocation to the Company addressed to Timothy W. Byrne, President and Chief Executive Officer, United States Lime & Minerals, Inc., 13800 Montfort Drive, Suite 330, Dallas, Texas 75240; however, no such revocation will be effective unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
     Only holders of record of Common Stock at the close of business on March 24, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the Annual Meeting, there were issued and outstanding 6,143,070 shares of Common Stock. At the Annual Meeting, each shareholder of record on March 24, 2006 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name on the record date.

     The following table sets forth, as of March 24, 2006, information with respect to shareholders known to the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock:

Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned (2)	of Class (2)
Inberdon Enterprises Ltd.	3,542,033	57.66%
1020-789 West Pender Street
Vancouver, British Columbia
Canada V6C 1H2 (1)

Robert S. Beall	672,497	10.95%
5300 Miramar Lane
Colleyville, Texas 76034

(1)	Inberdon Enterprises Ltd. (“Inberdon”) is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George M. Doumet.

(2)	In the case of Inberdon, based on the Company’s records as of March 24, 2006. In the case of Robert S. Beall, based on his Schedule 13G filed on February 10, 2006 reporting his beneficial ownership as of December 31, 2005. Assuming Robert S. Beall continued to own 672,497 shares on March 24, 2006, such shares would represent 10.95% of the class as of such date.
SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS
     The table below sets forth the number of shares of Common Stock beneficially owned, as of March 24, 2006, by all directors and named executive officers of the Company individually and all directors and executive officers as a group:

	Number of Shares		Percent
Name	Beneficially Owned (1)		of Class

Timothy W. Byrne	160,502	(2)(4)	2.58%
Richard W. Cardin	8,000	(4)	(5)
Antoine M. Doumet	6,000	(3)(4)	(5)
Wallace G. Irmscher	12,359	(4)	(5)
Edward A. Odishaw	7,500	(4)	(5)
Johnney G. Bowers	22,993	(2) (4)	(5)
Billy R. Hughes	69,563	(2) (4)	1.13%
Richard D. Murray	39,500	(2) (4)	(5)
M. Michael Owens	8,300	(4)	(5)
All Directors and Executive Officers as a Group (10 persons)	342,821	(2) (4)	5.42%

(1)	All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2)	Includes 6,845, 493, 3,860, and 498 shares allocated to Messrs. Byrne, Bowers, Hughes, and Murray, respectively, under the Company’s 401(k) plan.

(3)	The named individual is the brother of Mr. George M. Doumet, who indirectly owns all the outstanding shares of Inberdon.

(4)	Includes the following shares subject to stock options exercisable within the next 60 days granted under the 1992 Stock Option Plan, as Amended and Restated (the “1992 Plan”), or the 2001 Long-Term Incentive Plan (the “2001 Plan”): Mr. Byrne, 86,223; Mr. Cardin, 6,000; Mr. Doumet, 6,000; Mr. Irmscher, 2,000; Mr. Odishaw, 2,000; Mr. Bowers, 19,000; Mr. Hughes, 28,000; Mr. Murray, 24,000; and Mr. Owens, 10,500.

(5)	Less than 1%.

PROPOSAL 1: ELECTION OF DIRECTORS
     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company.
     Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. The Company’s Restated Articles of Incorporation prohibit cumulative voting for the election of directors. All duly submitted and unrevoked Proxy Cards will be voted FOR the nominees selected by the Board of Directors except where authorization to so vote is withheld. Votes withheld and broker non-votes are not counted in the election of directors.
     The Board of Directors recommends that all shareholders vote “FOR” the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated to serve as proxies will have full discretion to vote for another person nominated by the Board.
NOMINEES FOR DIRECTOR
     The five nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:
Timothy W. Byrne
Mr. Byrne, age 48, rejoined the Company on December 8, 2000 as its President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served the Company as a director since March 1991, and served in various positions, including Senior Vice President and Chief Financial Officer and Vice President of Finance and Administration, from 1990 to 1998. Prior to rejoining the Company in December 2000, Mr. Byrne was President of an Internet services and communications company focused on strategy, marketing, and technology.
Richard W. Cardin
Mr. Cardin, age 70, has served as a director of the Company since August 1998. He is a Certified Public Accountant and retired partner of Arthur Andersen LLP since 1995, having spent 37 years with that firm. He was Office Managing partner with Arthur Andersen LLP in Nashville, Tennessee from 1980 until 1994. He is a member of the Board of Directors of Atmos Energy Corporation, a natural gas utility company, and Intergraph Corporation, a leading global provider of spatial information management software and services.
Antoine M. Doumet
Mr. Doumet, age 46, has served as a director of the Company since July 1993, as Chairman of the Board since May 2005 and as Vice Chairman prior to May 2005. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.
Wallace G. Irmscher
Mr. Irmscher, age 83, has served as a director of the Company since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. From 1995 to 2003, Mr. Irmscher served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. He also serves as an advisory board member of U.S. Concrete, Inc., a producer of construction materials. He is past Chairman of the American Concrete Paving Association (ACPA) and is presently a board member of the National Ready Mix Concrete Association (NRMCA). Mr. Irmscher has performed consulting services for various companies in the cement, construction, and environmental industries.

Edward A. Odishaw
Mr. Odishaw, age 70, has served as a director of the Company since July 1993, as Vice Chairman of the Board since May 2005 and as Chairman from July 1993 until May 2005. Mr. Odishaw is Chairman of Austpro Energy Corporation, a public Canadian corporation. Between 1964 and 1999, he practiced law in Saskatchewan and British Columbia, Canada, with emphasis on commercial law, corporate mergers, acquisitions, and finance. Between 1992 and 1999, Mr. Odishaw was a Barrister and Solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada. From 1972 to 1992, Mr. Odishaw was a Barrister and Solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and is a non-practicing member of the Law Society of Saskatchewan.
EXECUTIVE OFFICERS
WHO ARE NOT ALSO DIRECTORS
Johnney G. Bowers
Mr. Bowers, age 59, joined the Company in June 1997 and has served as Vice President — Manufacturing since that date. He has over 30 years of engineering and operating experience. From May 1991 until he joined the Company, Mr. Bowers served as Director of Engineering with Chemical Lime Company. Prior to May 1991, Mr. Bowers held various senior process engineering and project manager positions in the mining and processing industry.
Billy R. Hughes
Mr. Hughes, age 67, joined the Company in June 1973 and has served as Senior Vice President — Sales & Marketing since December 1998. He has over 30 years of experience in the lime and limestone industry. Mr. Hughes began his employment with the Company as a salesperson for the Arkansas Lime plant. In 1978, he was promoted to sales manager for Arkansas Lime. In 1983, Mr. Hughes was appointed Vice President — Sales and Marketing for both Arkansas Lime and Texas Lime.
Richard D. Murray
Mr. Murray, age 65, joined the Company in May 1995 and served as Vice President — Engineering until March 2001, when he was appointed Vice President and Plant Manager for Texas Lime Company. He has over 35 years of experience in various management and engineering positions. Prior to joining the Company, he was Vice President — Operations for Lone Star Industries, Inc., a leading cement manufacturer.
M. Michael Owens
Mr. Owens, age 52, joined the Company in August 2002 as its Vice President and Chief Financial Officer, Secretary and Treasurer. He has over 30 years of financial and accounting experience. Prior to joining the Company, Mr. Owens was Vice President — Finance at Sunshine Mining and Refining Company (“Sunshine”), a silver mining company. Mr. Owens held various financial and accounting officer positions with Sunshine from 1983 to 2002.
Russell W. Riggs
Mr. Riggs, age 48, joined the Company in January 2006 and subsequently was appointed as its Vice President — Production. He has over 25 years of experience in the lime and limestone industry. During 2005, he acted as a consultant for various engineering companies, and also as a Project Manager for a specialty minerals based company. Prior to 2005, Mr. Riggs held various plant and operations management positions with Chemical Lime Company.

CORPORATE GOVERNANCE
     The Company has adopted corporate governance practices in accordance with the listing standards of The NASDAQ Stock Market and commensurate with its size and stage of development.
     The Board consists of five directors. The Board has determined that Messrs. Odishaw, Cardin, Doumet and Irmscher are independent within the meaning of the NASDAQ rules. The fifth director is Mr. Byrne, the Company’s President and Chief Executive Officer.
     The Board meets at least four times each year, and more frequently as required, and is responsible for supervising the management of the business and affairs of the Company, including the development of major policy and strategy. The Board has a standing Executive Committee, Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.
     During the year ended December 31, 2005, the Board held six meetings, the Executive Committee held two meetings, the Audit Committee held eight meetings, the Compensation Committee held two meetings, and the Nominating and Corporate Governance Committee held one meeting. During the year ended December 31, 2005, each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board and (b) the total number of meetings held by all Committees on which he served. The Board has a policy encouraging each director to attend the Company’s annual meeting of shareholders, and all of the Company’s directors attended the 2005 Annual Meeting. The Board also has a policy that, in conjunction with each regularly scheduled meeting of the Board, the Board’s independent directors will meet in executive session.
     Governance responsibilities are undertaken by the Board as a whole, with certain specific responsibilities delegated to the four Committees as described below:
•	The Executive Committee is composed of Messrs. Doumet (Chairman), Odishaw and Byrne. Within the policy and strategic direction provided by the Board, the Executive Committee may exercise all of the powers of the Board, except those required by law, regulation or NASDAQ listing standards to be exercised by the full Board, or another Committee of the Board, and is required to report to the Board on all matters considered and actions taken since the last meeting of the full Board.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is composed of Messrs. Doumet (Chairman), Cardin, Odishaw and Irmscher, each of whom is an independent director. The primary purposes of the Nominating Committee are to identify and recommend individuals to serve as members of the Board, to recommend to the Board the duties, responsibilities and members of each Committee, and to assist the Board with other matters to ensure effective corporate governance. The Nominating Committee is responsible for establishing the Board’s procedures for consideration of director nominees from shareholders and the Board’s process for shareholder communications with the directors. The Nominating Committee will consider qualified candidates for nomination for election to the Board recommended by the Company’s directors, officers and shareholders. In considering all such candidates, the Nominating Committee will take into account the candidate’s qualifications and the size, composition and needs of the Board, in the following areas of experience, judgment, expertise, and skills; the Company’s industry; accounting and finance; business judgment; management; leadership; business strategy; risk management; and corporate governance. All candidates should have a reputation for integrity, have experience in positions with a high degree of responsibility, be leaders in the companies, institutions, or professions with which they have been affiliated, and be capable of making a contribution to the Company. Shareholders wishing to recommend a director candidate for consideration by the Nominating Committee should send all relevant information with respect to the individual to the Chairman of the Committee. Shareholders who wish to contact the directors on other matters should contact the Company Secretary. Shareholders may contact the Chairman of the Nominating Committee and the directors in writing at the Company’s corporate address or by e-mailing the Company Secretary at uslime@uslm.com. The Secretary forwards shareholder communications to the director(s) as addressed in such communication. A copy of the Nominating Committee’s Charter, which was adopted by the Board effective March 25, 2004 is available on the Company’s website located at www.uslm.com.
•	The Audit Committee is composed of Messrs. Cardin (Chairman), Irmscher and Odishaw. The Board has determined that each member of the Audit Committee is independent and meets the other qualification standards set by law, regulation and applicable NASDAQ listing standards. Based on his past education, employment experience and professional certification in public accounting, the Board has determined that Mr. Cardin qualifies as an audit committee financial expert as defined by the Securities and Exchange Commission (the “SEC”). The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm (“independent auditors”). The Audit Committee is also responsible for overseeing the administration of the Company’s Code of Business Conduct and Ethics, which is available on the Company’s website located at www.uslm.com; reviewing and approving all related-party transactions; and administering the Company’s procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls and auditing matters and for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has adopted a written charter, which is available on the Company’s website located at www.uslm.com. The Audit Committee reviews and assesses the adequacy of the charter on an annual basis. The Report of the Audit Committee is set forth below.

•	The Compensation Committee is composed of three independent directors, Messrs. Odishaw (Chairman), Irmscher, and Doumet. The Compensation Committee is responsible for the evaluation, approval, and administration of salary, incentive compensation, bonuses, benefit plans, and other forms of compensation for the Company’s officers and directors. The Compensation Committee is responsible for administering the 1992 Plan and the 2001 Plan. The Report of the Compensation Committee follows the Report of the Audit Committee.
     Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation Committee and the Performance Graph set forth below shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. This information shall not otherwise be deemed to be filed under such Acts.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three independent directors as defined under the applicable rules of The NASDAQ Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm (“independent auditors”). Management has primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. Grant Thornton LLP, the Company’s independent auditors, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion, based on its audit, as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the pronouncements on the Independence Standards Board and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.
The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended and the Board of Directors has approved the inclusion of the Company’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors,
Richard W. Cardin, Chairman
Wallace G. Irmscher
Edward A. Odishaw
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors (the “Committee”) has the responsibility for administering the executive compensation program of the Company. The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the base salaries and annual incentive compensation for executive officers, and administers the Company’s 1992 Stock Option Plan, as Amended and Restated (the “1992 Plan”), and the Company’s 2001 Long-Term Incentive Plan (the “2001 Plan”).
Compensation Policies. The principal executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and its shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines, which are supported by the full Board:
Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of the shareholders of the Company. This variable part of annual compensation should reflect both individual and corporate performance. As a person’s level of responsibility increases, a greater portion of total compensation should be at risk, and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options, restricted stock, and other stock-based compensation provide executives long-term incentives and help align the interests of executives and shareholders in the enhancement of shareholder value.
As discussed elsewhere in the Proxy Statement, the Company has entered into employment agreements with Messrs. Byrne, Hughes, and Bowers. These agreements provide for an annual base salary, bonuses, the use of a Company car, reimbursement of business expenses, participation in the Company’s 401(k) plan, severance arrangements, and other benefits. The Committee has determined that such agreements are appropriate means to achieve the Company’s overall compensation policies.
2005 Compensation. The Company’s executive compensation packages have three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The compensation packages of Mr. Byrne and the other executive officers are designed to be competitive within the industry and to provide incentives for both short- and long-term performance in line with the financial interests of the shareholders.
Base Salaries. The Committee determines levels of the executive officers’ base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive’s annual increase in base salary, if any, will be based on a number of largely subjective factors, including the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation. Executive officers, other than Mr. Byrne, received raises in 2005 averaging approximately 2.4%. Mr. Byrne’s 2005 base salary was $265,000, an increase of 6% from his 2003 base salary.
Annual Incentive Compensation. Each of the Company’s executive officers is eligible to receive annual cash bonus awards based on determinations made by the Committee. Except in the case of Mr. Byrne, the Company has not adopted a formal annual bonus plan. Rather, the determination to pay a cash bonus, if any, is based on the Committee’s subjective judgment with respect to the past performance of the individual or on the individual’s attainment of objective performance goals. In either such case, the bonus may be based on the specific accomplishments of the individual or on the overall success of the Company. The Committee awarded the following bonuses for 2005, which were paid in 2006: Mr. Hughes, $40,000; Mr. Owens, $27,500; Mr. Bowers, $12,000; and Mr. Murray, $40,000.
As described elsewhere in the Proxy Statement, Mr. Byrne’s employment agreement provides for an objective annual cash bonus based on the Company’s EBITDA (earnings before interest, taxes, depreciation, and amortization) compared to certain EBITDA levels set forth in Mr. Byrne’s employment agreement, as well as the possibility of a subjective cash bonus in the discretion of the Committee. For 2005, the increase in the Company’s EBITDA resulted in Mr. Byrne’s earning an objective bonus of $250,000, which was paid in 2006. A subjective bonus of $75,000 was also awarded for 2005 and paid in 2006 based on the Company’s improved operating and financial results for 2005.
Long-Term Incentive Compensation. The Committee also administers the 1992 Plan and the 2001 Plan to provide long-term incentives to its key employees, including executive officers. Grants of stock options, restricted shares of stock, and other stock-based compensation are based on each individual’s position within the Company, level of responsibility, past performance, and expectation of future performance. Stock options granted during 2005 were: Mr. Byrne, 30,000; Mr. Hughes, 2,000; Mr. Owens, 4,500; and Mr. Murray, 3,000.
Internal Revenue Code of 1986 (“Code”) Section 162(m) generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified and performance-based compensation. The Committee has not seen any need to adopt a policy with regard to qualifying bonus awards for tax deductibility under Code Section 162(m) since Company cash compensation is well below the level at which this tax limitation would apply, and options that were granted in 1999 and thereafter under the 1992 Plan, as amended and restated in 1999, and that were or will be granted under the 2001 Plan are intended to constitute performance-based compensation not subject to the Code Section 162(m) limitation.
COMPENSATION COMMITTEE
Edward A. Odishaw, Chairman
Antoine M. Doumet
Wallace G. Irmscher

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the President and Chief Executive Officer, and the four other executive officers of the Company in 2005:

				Long-Term	All Other
	Annual Compensation			Compensation	Compensation
				Securities
Name and				Underlying	All Other
Principal Position	Year	Salary	Bonus(1)	Options (#)	Compensation (2)

Timothy W. Byrne	2005	$265,000	$300,000	30,000	$34,200
President and Chief Executive Officer	2004	$250,000	$250,000	30,000	$34,100
	2003	$250,000	$100,000	30,000	$4,000

Billy R. Hughes	2005	$165,667	$30,000	2,000	$3,399
Senior Vice President — Sales and Marketing	2004	$161,667	$30,000	5,000	$3,318
	2003	$157,833	$7,500	10,000	$3,234

M. Michael Owens	2005	$124,208	$18,000	4,500	$2,556
Vice President and Chief Financial Officer	2004	$120,708	$15,000	4,500	$2,508
	2003	$117,291	$4,000	12,000	$617

Johnney G. Bowers	2005	$150,025	$8,000	—	$3,086
Vice President — Manufacturing	2004	$146,750	$8,000	1,500	$3,009
	2003	$143,830	$2,000	—	$2,976

Richard D. Murray	2005	$117,375	$30,000	3,000	$3,305
Vice President — Texas Lime	2004	$114,792	$30,000	6,000	$2,423
	2003	$112,291	$5,000	6,000	$2,360

(1)	Bonuses were earned in the previous year and paid in the year shown.

(2)	Company contributions to the Company’s 401(k) plan and, for Mr. Byrne, $30,000 payment in lieu of the Company’s obligation to fund a life insurance or retirement arrangement.
Option Grants in Last Fiscal Year
     The following table sets forth information with respect to stock options granted to the named executive officers during 2005 and the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term of the options:

					Potential Realizable Value at
					Assumed Annual Rates of Stock
	Individual Grants				Price Appreciation for Option Term
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options Granted	Employees in	Price	Expiration	5%	10%
Name	(#)	Fiscal Year	($/Sh)	Date	($)	($)

Timothy W. Byrne	30,000 (1)	38.7	26.47	12/30/15	499,500	1,265,700
Billy R. Hughes	2,000 (2)	2.6	13.16	2/03/15	16,560	41,940
M. Michael Owens	4,500 (3)	5.8	13.16	2/03/15	37,260	94,365
Richard Murray	3,000 (3)	3.9	13.16	2/03/15	24,840	62,910

(1)	Of the 30,000 options, 26,223 vested immediately upon grant, and 3,777 vest on December 30, 2006.

(2)	One-half of the options vest on each of February 3, 2006 and February 3, 2007.

(3)	One-third of the options vest on each of February 3, 2006, February 3, 2007, and February 3, 2008.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
     The following table sets forth information with respect to stock options exercised by the named executive officers during 2005 and the number and value of unexercised options held by such executive officers at year end:

	Shares	Value	Number of Securities		Value of Unexercised
	Acquired on	Realized	Underlying Unexercised Options		In-the-Money Options
Name	Exercise (#)	($) (1)	at Year-End (#)		at Year-End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy W. Byrne	50,000	703,000	86,223	3,777	1,149,900	0
Billy R. Hughes	25,000	348,950	24,500	4,500	463,115	71,395
M. Michael Owens	6,000	67,200	3,500	11,500	117,345	158,865
Johnney G. Bowers	4,000	39,200	18,500	1,000	349,415	17,910
Richard D. Murray	20,000	287,783	24,500	9,000	369,410	156,810

(1)	Market value of underlying securities on the date of exercise minus the exercise price.

(2)	Market value of underlying securities on December 31, 2005 minus the exercise price.
Equity Compensation Plan Information
     The following table sets forth information with respect to the Company’s equity compensation plans as of December 31, 2005:

			Number of Shares
	Number of Shares to be Issued	Weighted Average Exercise	Remaining
	Upon Exercise of Outstanding	Price of Outstanding	Available for
Plan Category	Options, Warrants and Rights	Options, Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders	278,200	$11.97	140,500
Equity compensation plans not approved by security holders	—	—	—

Total	278,200	$11.97	140,500
Executive Employment and Termination Agreements
     The Company has employment agreements with Messrs. Byrne, Hughes, and Bowers. Such employment agreements are designed to ensure that the Company will be able to attract, motivate, and retain highly qualified talent, which is critical to both the short- and long-term success of the Company.
     The employment agreements provide for a base salary to be reviewed annually. Mr. Byrne’s amended and restated employment agreement, dated as of May 2, 2003, provides him with an annual base salary of at least $250,000. In addition to base salary, the agreements for Messrs. Byrne, Hughes, and Bowers provide for a discretionary bonus to be determined by the Compensation Committee of the Board of Directors. In addition to the possibility of a discretionary bonus, Mr. Byrne is eligible to receive an objective bonus based on the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) compared to certain levels set forth in Mr. Byrne’s employment agreement. Mr. Byrne is also entitled to an annual $30,000 contribution to fund a life insurance or retirement arrangement and a country club membership. In the event of a change of control of the Company, and Mr. Byrne’s termination, Mr. Byrne is entitled to severance payments equal to his then-current annual base salary, benefits, and bonuses for at least one and a half years, depending on the reason for and date of his termination in relation to the change of control. Mr. Byrne is entitled to severance payments equal to his then-current annual base salary, benefits, and bonuses for one and a half years if he is terminated without cause. In the case of Mr. Bowers, his severance payment would be six months’ compensation. Mr. Hughes does not have a severance arrangement, but is generally entitled to one-year’s notice before termination. Mr. Byrne’s and Mr. Hughes’ agreements contain certain post-termination covenants not to compete. The employment agreements also provide for use of a Company car, reimbursement of business expenses, participation in the Company’s 401(k) plan and other benefit programs on the same basis as other salaried employees. Mr. Hughes’ and Mr. Bowers’ agreements have no expiration dates. Mr. Byrne’s agreement expires on December 31, 2008, and is thereafter renewable for successive one-year periods, unless the agreement is terminated earlier by him or the Company. Pursuant to Mr. Byrne’s employment agreement, the Company agreed to use its best efforts to cause Mr. Byrne to remain on the Board and to be appointed a member of the Executive Committee of the Board.
Compensation of Directors
     The following table sets forth the compensation for Company directors who are not also employees:

Annual Retainer	$15,000
Daily Meeting Fee	1,000
Telephonic Meeting Fee	500
Additional Annual Retainers:
Audit Committee Chairman	12,000
Compensation Committee Chairman	5,000
     Non-employee directors of the Company are also granted 2,000 stock options annually under the Company’s 2001 Plan. During 2005, each non-employee director was granted a ten-year stock option exercisable immediately for 2,000 shares at an exercise price of $13.31 per share.
Section 16(a) Beneficial Ownership Reporting Compliance
     On June 10, 2005, Mr. Odishaw filed a Form 4, which was late, reporting that on May 3, 6 and 9, 2005 he had sold a total of 5,900 shares of the Company’s Common Stock.

PERFORMANCE GRAPH
     The graph below compares the cumulative five-year total shareholders’ return on the Company’s Common Stock with the cumulative total return on The NASDAQ Stock Market Index and a peer group consisting of Oglebay Norton Company (through December 31, 2003), Florida Rock Industries, Lafarge North America, Inc., and Martin Marietta Materials, Inc. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on December 31, 2000, and that all dividends have been reinvested.
COMPARE FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG U.S. LIME & MINERALS, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON DECEMBER 31, 2000
ASSUMES DIVIDENDS REINVESTED THROUGH
FISCAL YEAR ENDED DECEMBER 31, 2005

	2000	2001	2002	2003	2004	2005
U.S. LIME & MINERALS, INC.	$100.00	115.24	77.13	142.69	239.92	559.54
PEER GROUP INDEX	$100.00	135.11	112.36	155.78	208.57	258.92
NASDAQ MARKET INDEX	$100.00	79.71	55.60	83.60	90.63	92.62

INDEPENDENT AUDITORS
Change in Independent Auditors
     On May 31, 2005, the Company dismissed Ernst & Young LLP (“Ernst”) as the independent auditors of the Company. The reports of Ernst on the financial statements of the Company for each of the past two fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change independent auditors was made by the Audit Committee of the Company’s Board of Directors.
     During the Company’s two then most recent fiscal years and the subsequent interim period from January 1 to May 31, 2005, the Company had no disagreements with Ernst on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Ernst would have caused them to make reference to the matter in their report. During such period, the Company had no reportable events (as that term is described in Item 304 (a)(1)(v) of SEC Regulation S-K).
     Effective May 31, 2005, the Audit Committee engaged Grant Thornton LLP (“Grant”) to audit and report on the financial statements of the Company for the fiscal year ended December 31, 2005 and to perform a review of the Company’s interim financial information for the 2005 second and third quarters. Prior to the engagement of Grant, the Company had not consulted with them during its two then most recent fiscal years ended December 31, 2004 and 2003, and the subsequent interim period from January 1 to May 31, 2005, on any matter regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (b) any matter that was the subject of either a disagreement or a reportable event as described above.
     The Company has provided each of Grant and Ernst with a copy of the foregoing disclosures and given each of them the opportunity to provide a statement to be included in this Proxy Statement if they believe that the disclosures are incorrect or incomplete. Neither firm has expressed any disagreement with the disclosures.
     Representatives of Grant are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.
Fees for Independent Auditors
     Fees for professional services provided by the Company’s independent auditors, Grant, from May 31, 2005 through December 31, 2005, in each of the following categories, are:

Audit	$209,000
Audit-Related	16,500
Tax	—

Total	$225,500
     Audit Fees. Fees for audit services include fees associated with the 2005 annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and audit services related to the acquisition of U.S. Lime Company — St. Clair.
     Audit-Related Fees. Audit-related fees principally include fees relating to an employee benefit plan audit and accounting consultations.
     Tax Fees. Grant did not provide any tax services in 2005.
     The Audit Committee has adopted a pre-approval policy relating to the providing of services by the Company’s independent auditors. Under the Committee’s pre-approval procedures, all services to be provided by the auditors must be approved in advance by the Committee. The Committee has delegated to the Chairman of the Committee the authority to approve such services up to $25,000 each in the case of either a change in the scope or cost of previously approved services, or an additional type of services that was not covered by a prior Committee approval. The Audit Committee does not delegate any of its approval authority to management.
OTHER MATTERS
     The Board does not intend to present any other matters at the Annual Meeting and knows of no other matters that will be presented. However, if any other matters properly come before the Annual Meeting, the persons designated as proxies on the enclosed Proxy Card intend to vote thereon in accordance with their best judgment.
SHAREHOLDER PROPOSALS
     Shareholder proposals submitted to the Company under SEC Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders must be received by the Company at its office in Dallas, Texas, addressed to Timothy W. Byrne, President and Chief Executive Officer of the Company, not later than December 8, 2006. Such Rule 14a-8 shareholder proposals must comply with SEC rules.
     The Company must receive notice of other matters, including non-Rule 14a-8 proposals, that shareholders may wish to raise at the 2007 Annual Meeting of Shareholders by February 21, 2007. If the Company does not receive timely notice of such other matters, the persons designated as proxies for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should be addressed to Timothy W. Byrne, President and Chief Executive Officer of the Company.
     The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company. Solicitation may be made by mail, personal interview, telephone, and/or facsimile by officers and regular employees of the Company who will receive no additional compensation therefor. The Company may specifically engage a firm to aid in the solicitation of Proxies, for which services the Company would anticipate paying a standard reasonable fee plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners.

UNITED STATES LIME & MINERALS, INC.

Timothy W. Byrne
Dallas, Texas	President and Chief Executive Officer
April 7, 2006

                                 +
United States Lime & Minerals, Inc.

	000004	000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For All	Withhold All	For All Except
01-T. W. Byrne, 02-R. W. Cardin,	☐	☐	☐

03-A. M. Doumet, 04-W. G. Irmscher,

05-E.A. Odishaw

(Except nominee(s) written above.)

In their discretion, the proxies are authorized to vote
upon such other business as may properly be brought
before the Annual Meeting or any adjournment thereof.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.
Please sign exactly as name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 7 8 8 0	1 U P X	C O Y	+

Proxy - United States Lime & Minerals, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Edward A. Odishaw and Timothy W. Byrne, and either of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of UNITED STATES LIME & MINERALS, INC. standing in the name of the undersigned on March 24, 2006, at the Annual Meeting of Shareholders to be held on May 5, 2006, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof, and especially to vote on the item of business specified below, as more fully described in the Notice of the Meeting dated April 7, 2006, and the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged.

You are encouraged to record your vote on the following items of business to be brought before the Annual Meeting, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign, date, and return this Proxy Card. Remember, you can revoke this Proxy Card and vote in person by attending the Annual Meeting, or by submitting to the Company prior to the Annual Meeting, a written notice of revocation.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)